TBS INTERNATIONAL LIMITED & SUBSIDIARIES                EXHIBIT 10.1

AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT

This AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) dated as of March 27, 2009, is by and among (i) ALBEMARLE MARITIME CORP., ARDEN MARITIME CORP., AVON MARITIME CORP., BIRNHAM MARITIME CORP., BRISTOL MARITIME CORP., CHESTER SHIPPING CORP., CUMBERLAND NAVIGATION CORP., DARBY NAVIGATION CORP., DOVER MARITIME CORP., ELROD SHIPPING CORP., EXETER SHIPPING CORP., FRANKFORT MARITIME CORP., GLENWOOD MARITIME CORP., HANSEN SHIPPING CORP., HARTLEY NAVIGATION CORP., HENLEY MARITIME CORP., HUDSON MARITIME CORP., JESSUP MARITIME CORP., MONTROSE MARITIME CORP., OLDCASTLE SHIPPING CORP., QUENTIN NAVIGATION CORP., RECTOR SHIPPING CORP., REMSEN NAVIGATION CORP., SHEFFIELD MARITIME CORP., SHERMAN MARITIME CORP., STERLING SHIPPING CORP., STRATFORD SHIPPING CORP., VEDADO MARITIME CORP., VERNON MARITIME CORP. and WINDSOR MARITIME CORP., each a corporation organized under the laws of the Republic of the Marshall Islands (collectively, the “Borrowers” and, each individually, a “Borrower”), (ii) TBS INTERNATIONAL LIMITED, a corporation formed under the laws of Bermuda (“Holdings”), (iii) TBS SHIPPING SERVICES INC., a New York corporation, as administrative borrower (the “Administrative Borrower”), (iv) each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and (v) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers, Holdings, the Administrative Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 26, 2008 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, upon certain terms and conditions, to make loans and otherwise extend credit to the Borrowers;

WHEREAS, (i) Events of Default have occurred and continue in connection with the Administrative Agent’s receipt of a Valuation of the Vessels, dated on or about February 20, 2009, and as a result of the Borrowers’ failure to prepay the Loans and other Credit Extensions in an amount so that the Total Outstandings do not exceed the Maximum Available Amount, in accordance with the requirements contained in Section 2.05(b)(iii) of the Credit Agreement, and (ii) Events of Default are anticipated to occur as a result of the Loan Parties’ failure to comply with the financial covenants set forth in Section 7.13 of the Credit Agreement (the Events of Default described in clause (i) and the anticipated Events of Default described in clause (ii), collectively, the “Specified Events of Default”);

WHEREAS, Events of Default have occurred in connection with the Borrowers’ failure to, within 30 days after the fiscal year of Holdings ending December 31, 2008, (i) deliver the report summarizing insurance coverage required pursuant to Section 6.02(g) of the Credit Agreement and (ii) deliver supplemental Schedules to the Credit Agreement required pursuant to Section 6.02(k) (the Events of Default described in clauses (i) and (ii), collectively, the “Other Events of Default” and the report and supplemental Schedules described in clauses (i) and (ii), collectively, the “Annual Deliverables”).

WHEREAS, the Borrowers have requested  and the Lenders and the Administrative Agent are willing (a) to waive the Specified Events of Default and the Other Events of Default, subject to the terms, conditions and other provisions hereof, and (b) to amend certain provisions of the Credit Agreement as more fully provided herein;

WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

Section 1. Waiver.  Subject to the terms and conditions set forth herein, the Lenders and the Administrative Agent hereby agree to waive (i) the Specified Events of Default but only during the Waiver Period and (ii) the Other Events of Default.  Such limited waiver of the Specified Events of Default shall automatically, and without action, notice, demand or any other occurrence, expire on and as of the end of the Waiver Period.  Upon the expiration or termination of the Waiver Period, and from and after such time, (i) the Lenders and the Administrative Agent shall retain all of the rights and remedies relating to the Specified Events of Default (unless the Pre-Waiver Covenant Compliance Date has occurred as of the expiration of the Waiver Period) and any other Default or Event of Default (other than the Other Events of Default), (ii) the Specified Events of Default shall be reinstated and shall be in full force and effect for all periods including periods after the Waiver Period (unless the Pre-Waiver Covenant Compliance Date has occurred as of the expiration of the Waiver Period), and (iii) any obligation of the Lenders under the Credit Agreement shall be subject to the terms and conditions set forth in the Credit Agreement.

Section 2.                      Affirmation and Acknowledgment of the Borrower.  Each Borrower hereby ratifies and confirms all of its Obligations to the Lenders, the L/C Issuer and the Administrative Agent, including, without limitation, the Loans, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders, the L/C Issuer and the Administrative Agent the Loans and all other amounts due under the Credit Agreement as amended hereby.  Each Borrower hereby confirms that the Obligations are secured pursuant to the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and as security for the Obligations.

Section 3.                      Release.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (a) such Loan Party does not have any claim or cause of action against the Administrative Agent, the L/C issuer or any Lender (or any of its respective directors, officers, employees or agents); (b) such Loan Party does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Administrative Agent, the L/C Issuer or any Lender; and (c) each of the Administrative Agent, the L/C Issuer and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties.  Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Administrative Agent’s, the L/C Issuer’s or any Lender’s rights, interests, contracts, collateral security or remedies.  Therefore, each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the L/C Issuer or any Lender to such Loan Party, except the obligations to be performed by any Administrative Agent, the L/C Issuer or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against the Administrative Agent, the L/C Issuer, any Lender or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

Section 4.                      Amendment to Schedules to the Credit Agreement.   Schedules 2.01(a), 5.05, 5.08(b), (c), (d)(i), (d)(ii) and (e), 5.13, 5.17, 5.27, 5.29, 6.12,  7.02 and 7.11 to the Credit Agreement are hereby amended and restated in their entirety with Schedules 2.01(a), 5.05, 5.08(b), (c), (d)(i), (d)(ii) and (e), 5.13, 5.17, 5.27, 5.29, 6.12, 7.02 and 7.11 attached hereto as Exhibit A.

Section 5.                      Amendment to Exhibits to the Credit Agreement.   Exhibits D-1 and D-2 to the Credit Agreement are hereby amended and restated in their entirety with Exhibits D-1 and D-2 attached hereto as Exhibit B.

Section 6.                      Amendments to Section 1.01 of the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Amendment No. 1” means Amendment No. 1 and Waiver to Credit Agreement, dated as of March 27, 2009, among the Borrowers, Holdings, the Administrative Borrower, the Lenders and the Administrative Agent.

“Amendment No. 1 Effective Date” means the date on which the conditions precedent to Amendment No. 1 have been satisfied.

“Consolidated Interest Charges Coverage Ratio” means, at any date of determination, the ratio of (a) the result of (i) Consolidated EBITDA, less (ii) the sum of Federal, state, local and foreign income taxes paid in cash for the most recently completed Measurement Period, to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

“Lenders’ Allocated Percentage” means, in respect of a sale or issuance by any Loan Party of its Equity Interests as provided in Section 2.05(b)(vi), a fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the sum of the Revolving Credit Facility, plus the outstanding principal amount of the Term Facility at the time of such sale or issuance of Equity Interests, and (b) the denominator of which is the amount equal to the sum of the Revolving Credit Facility, plus the outstanding principal amount of the Term Facility, plus the sum of the Loan Parties’ Indebtedness set forth on Schedule 7.02, in each case, outstanding and in effect at the time of such sale or issuance of Equity Interests.

“Pre-Waiver Covenant Compliance Conditions” means, at any date of determination following the commencement of the Waiver Period, the following conditions, (a) the Loan Parties’ and their Subsidiaries shall be in full compliance with the financial covenants provided in Section 7.13 for the most recent fiscal quarter or month ended, as applicable, of Holdings and its Subsidiaries, as such covenants were in effect immediately prior to the commencement of the Waiver Period; provided that for the purposes of determining compliance with such financial covenants, the definitions of “Consolidated EBITDA” and “Consolidated Interest Charges” shall respectively have the meaning assigned to such term after the Amendment No. 1 Effective Date, (b) the Total Outstandings shall not exceed the Maximum Available Amount, and (c) no Default or Event of Default shall have occurred or be continuing.

“Pre-Waiver Covenant Compliance Date” means, as determined by the Administrative Agent based on evidence provided by the Borrowers, the date on which the Borrowers shall have demonstrated to the Administrative Agent’s satisfaction that each of the Pre-Waiver Covenant Compliance Conditions have been satisfied.

“Waiver Period” means the period commencing on March 2, 2009 and ending on the earliest to occur of (a) January 1, 2010 at 12:00 a.m. Eastern Time and (b) the occurrence after the commencement of the Waiver Period of any Default or Event of Default (other than the Specified Events of Default and the Other Events of Default (each as defined in the Amendment No. 1)) including, without limitation, any failure to comply with the provisions of Amendment No. 1.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate in effect for such day for a one (1) month Interest Period plus 1%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income (and without duplication):  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) net losses from the sales of vessels as permitted under this Agreement and (v) any noncash impairment charges incurred during each fiscal year of Holdings and its Subsidiaries ending December 31, 2008 and December 31, 2009 in respect of any of Holdings’ or its Subsidiaries’ goodwill and Vessels, (in each case of or by Holdings and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income, all net gains from the sales of vessels as permitted under this Agreement (in each case of or by Holdings and its Subsidiaries for such Measurement Period); provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 – Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest but excluding capitalized interest on Permitted New Vessel Construction Indebtedness) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 – Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded.

“Net Present Rental Value” means, as of any date, the aggregate net present value of all Rentals payable by Holdings or any of its Subsidiaries to any Person (other than Holdings or any of its other Subsidiaries) pursuant to any Operating Lease or, without duplication, any charter of any vessel that, in each case, after giving effect to any renewals or other extensions provided therein and in the absence of any early termination, shall or would have a fixed remaining term of (a) prior to the Pre-Waiver Covenant Compliance Date, eighteen months or more and (b) commencing with the Pre-Waiver Covenant Compliance Date, twenty-three months or more, in each case discounted to such date at a rate of 8.00% per annum.

“Philippine Charterer” means, with respect to any Vessel, one of CFS Bareboat Corp., Filscan Shipping, Inc., General Charterer, Inc., Intermodal Shipping, Inc., Overseas Bulk Transport, Inc., Sea Star Shipping Corp., Viking International Carriers, Inc., and each other bareboat charterer organized under the laws of the Philippines acceptable to the Administrative Agent, as applicable.

(c) Effective as of March 13, 2009, Section 1.01 of the Credit Agreement is hereby amended by deleting the table set forth in the definition of “Applicable Rate” in its entirety and substituting in lieu thereof the following new table:

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate (Letter of Credit Fee)	Base Rate
I	> 6.00:1.00	525.00	425.00
II	< 6.00:1.00	400.00	300.00

(d) Effective as of March 13, 2009, Section 1.01 of the Credit Agreement is hereby amended by deleting the table set forth in the definition of “Applicable Commitment Fee Percentage” in its entirety and substituting in lieu thereof the following new table:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee
I	> 6.00:1.00	100.00
II	< 6.00:1.00	75.00

Section 7.                      Amendments to Section 2.05 of the Credit Agreement.

(a) Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting the words “inverse order of maturity” in the last sentence contained therein and substituting in lieu thereof the words “direct order of maturity”.

(b) Section 2.05(b)(iv) of the Credit Agreement is hereby amended by deleting the words “to the Revolving Credit Facility in the manner set forth in clause (v), third of this Section 2.05(b)” contained therein.

(c) Section 2.05(b) of the Credit Agreement is hereby amended by inserting the following new paragraphs (vi) and (vii) in the appropriate numerical order:

(vi) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than any sales or issuances of Equity Interests to a Loan Party), the Borrowers shall prepay an aggregate principal amount of the Loans equal to the Lenders’ Allocated Percentage of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vii) below).
(vii) Each prepayment of Loans pursuant to the foregoing clause (vi), of this Section 2.05(b) shall be applied, first, to the Term Facility to the principal repayment installments thereof on a pro rata basis, second, to the Revolving Credit Facility in the manner set forth in clause (v) of this Section 2.05(b) (other than to Cash Collateralize the remaining L/C Obligations) and, third to Cash Collateralize the remaining L/C Obligations.

Section 8.                      Amendment to Section 4.02 of the Credit Agreement.  Section 4.02 of the Credit Agreement is hereby amended by inserting the following new paragraph (g) in the appropriate alphabetical order:

(g)           If any Valuation (including, without limitation, any Initial Valuation or Subsequent Valuation) of any Vessel (i) has been requested from an Appraiser, (ii) is in the process of being conducted or prepared by an Appraiser, or (iii) has been received by the Administrative Agent in draft form, but a final Valuation has not been delivered to the Administrative Agent, five (5) Business Days have elapsed following the Administrative Agent’s receipt of a final Valuation, in form and substance satisfactory to the Administrative Agent.

Section 9.                      Amendment to Article V of the Credit Agreement.  Article V of the Credit Agreement is hereby amended by inserting the following new Section 5.29 in the appropriate numerical order:

5.29           Deposit Accounts; Securities Accounts; Other Accounts.  Schedule 5.29 sets forth all banks and other financial institutions at which any Loan Party or its Subsidiaries maintains deposit accounts, securities account or other accounts and such Schedule 5.29 correctly identifies the name, address and telephone number of each depository, the name in which each account is held, a description of the purpose of each account and the complete account number therefor.

Section 10.                                Amendments to Section 6.02 of the Credit Agreement.  Section 6.02(k)(ii)(C) of the Credit Agreement is hereby amended by deleting the words “Schedules 5.08(e) and 5.13” and substituting in lieu thereof the following words: “Schedules 5.08(e), 5.13 and 5.29”.

Section 11.                                Amendments to Section 6.12 of the Credit Agreement.

(a) Section 6.12(a) of the Credit Agreement is hereby amended by deleting the first parenthetical contained therein and substituting in lieu thereof the following new parenthetical: “(other than any Excluded Subsidiary which is addressed in clause (c) below so long as the Pre-Waiver Covenant Compliance Date has occurred but subject to Section 2.14 hereof).”

(b) Section 6.12(a)(i) of the Credit Agreement is hereby amended by deleting the words “Section 4.01(a)(viii) and (ix)” and substituting in lieu thereof “Section 4.01(a)(xvi) and (xvii)”

(c) Section 6.12(c) of the Credit Agreement is hereby amended by deleting the first paragraph contained therein and substituting in lieu thereof the following new paragraph: “Commencing on the Pre-Waiver Covenant Compliance Date, subsequent to the formation or acquisition of any direct or indirect Subsidiary that is an Excluded Subsidiary by any Loan Party, then the Borrowers shall, at the Borrowers’ expense:”

Section 12.                                Amendments to Section 6.19 of the Credit Agreement.

(a) Section 6.19(a) of the Credit Agreement is hereby amended by inserting the following sentence immediately after the last sentence contained therein: “Notwithstanding the foregoing, the Borrowers shall cause the Appraiser to deliver to the Administrative Agent, no later than fifteen (15) Business Days prior to the expiration of the Waiver Period in lieu of the Valuation otherwise due on or before March 31, 2010, a Valuation of each Vessel, dated and accurate as of no earlier than thirty (30) days prior to the expiration of the Waiver Period.”

(b) Section 6.19 of the Credit Agreement is hereby amended by inserting the following new paragraph (d) in the appropriate alphabetical order:

“(d)  Notwithstanding anything contained in this Section 6.19 and for the avoidance of doubt, in the event that a Valuation (including, without limitation, any Initial Valuation or Subsequent Valuation) of any Vessel (i) has been requested from an Appraiser, (ii) is in the process of being conducted or prepared by an Appraiser, or (iii) has been received by the Administrative Agent in draft form, pursuant to Section 4.02, no Lender is required to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) until five (5) Business Days following the Administrative Agent’s receipt of a final Valuation, in form and substance satisfactory to the Administrative Agent.”

Section 13.                                Amendment to Section 7.02 of the Credit Agreement.

(a) Section 7.02(d) of the Credit Agreement is hereby amended and restated in its entirely with the following new Section 7.02(d):

“(d)           Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; (ii)  that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, in any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; (iii) that the terms relating to amortization in any such refinancing, refunding, renewing or extending of Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, shall not require the prepayment of any amortization payments previously to be due after January 31, 2010; and (iv) that, in respect of the Indebtedness owed by certain Subsidiaries of the Loan Parties to The Royal Bank of Scotland plc, as lender under the loan agreement described on Schedule 7.02,  the terms relating to advances in any such refinancing, refunding, renewing or extending of Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith shall not have the effect of accelerating the timing of, or triggers for, advances under such credit facility or permit such Subsidiaries to borrow under such credit facility at any other times and in any other amounts other than the times and amounts set forth in such loan agreement as in effect on the Amendment No. 1 Effective Date.

(b) Sections 7.02(f), (g) and (h) of the Credit Agreement are each hereby amended by inserting the following clause immediately before each such paragraph, “Commencing on the Pre-Waiver Covenant Compliance Date,”

      (c) Section 7.02 of the Credit Agreement is hereby amended by inserting the following new paragraph (i) in the appropriate alphabetical order:

“(i)           Indebtedness otherwise permitted under Sections 7.02(f), (g) and (h) but incurred and existing prior to the Amendment No. 1 Effective Date but no refinancings, refundings, renewals or extensions thereof.”

Section 14.                                Amendments to Section 7.03 of the Credit Agreement.

(a) Sections 7.03(i) and (j) of the Credit Agreement are each hereby amended by inserting the following clause immediately before each such paragraph:  “Commencing on the Pre-Waiver Covenant Compliance Date,”

(b) Sections 7.03(h) is hereby amended restated in its entirety with the following new Section 7.03(h):

(h)           Investments by Holdings and its Subsidiaries in Joint Ventures or in other Persons hereunder in an aggregate amount invested since March 26, 2008 not to exceed (a) if the Pre-Waiver Covenant Compliance Date has not occurred, $10,000,000 and (b) commencing on the Pre-Waiver Covenant Compliance Date, the sum of (i) $30,000,000 plus (ii) 25% of the Consolidated Net Income earned in each full fiscal year ending after December 31, 2007 (with no deduction for a net loss in any such fiscal year) minus (iii) the aggregate amount of dividends or other distributions made in each full fiscal year ending after December 31, 2007 pursuant to Section 7.06; provided, that no Default or Event of Default has occurred and is continuing at the time any such Investment is made.

(c) Section 7.03 of the Credit Agreement is hereby amended by inserting the following new paragraph (k) in the appropriate alphabetical order:

“(k)           Investments otherwise permitted under Sections 7.03(i) and (j) but made or held and existing prior to the Amendment No. 1 Effective Date.”

Section 15.                                Amendment to Section 7.05 of the Credit Agreement. Section 7.05(g) of the Credit Agreement is hereby amended by inserting the following clause immediately before such paragraph: “Commencing on the Pre-Waiver Covenant Compliance Date,”

Section 16.                                Amendment to Section 7.06 of the Credit Agreement. Section 7.06(d) of the Credit Agreement is hereby amended by inserting the following clause immediately before such paragraph: “Commencing on the Pre-Waiver Covenant Compliance Date,”

Section 17.                                Amendment to Section 7.19 of the Credit Agreement. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety with the following new Section 7.19:

7.19                     Net Present Rental Value.  Permit Net Present Rental Value to exceed (a) if the Pre-Waiver Covenant Compliance Date has not occurred, $45,000,000 and (b) commencing on the Pre-Waiver Covenant Compliance Date, $60,000,000 in each case calculated at the end of each fiscal quarter of Holdings.

Section 18.                                Covenants.  Until the expiration of the Waiver Period, so long as any Lender shall have any Commitment hereunder, any Loan or Obligation shall remain unpaid or unsatisfied, each of Holdings and the Borrowers shall not, nor shall it permit any Subsidiary to, directly or indirectly:

(a) Minimum Cash Liquidity. For each calendar month ending on or after the Amendment No. 1 Effective Date, permit Qualified Cash of the Loan Parties (other than the Limited Guarantors), to be less than $40,000,000, of which a minimum average balance of $15,000,000 in any such calendar month shall be deposited with Bank of America, N.A.

(b) Minimum Consolidated Interest Charges Coverage Ratio.  Permit the Consolidated Interest Charges Coverage Ratio as of the end of the period of determination indicated below and for such period then ending of Holdings and its Subsidiaries to be less than the ratio set forth below opposite such period:

Period of Determination	Minimum Consolidated Interest Charges Coverage Ratio
Two fiscal quarters ending June 30, 2009	1.10:1.00
Three fiscal quarters ending September 30, 2009	1.35:1.00
Four fiscal quarters ending December 31, 2009	1.75:1.00

Section 19.                                Representations and Warranties.  Holdings and the Borrowers hereby represent and warrant to the Administrative Agent as follows:

(a) Representation and Warranties in the Credit Agreement.  The representations and warranties of Holdings and the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof except for (a) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (b) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Credit Agreement.

(b) Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c) Authority, Etc.  The execution and delivery by Holdings and the Borrowers of this Amendment and the performance by Holdings and the Borrowers of all of its agreements and obligations under the Credit Agreement, as amended hereby, are within Holdings and each Borrower’s corporate authority and have been duly authorized by all necessary corporate action on the part of Holdings and such Borrower.

(d) Enforceability.  This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Holdings and the Borrowers and are enforceable against Holdings and the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

Section 20.                                Effectiveness of Amendment.  The provisions of this Amendment shall become effective as of the date first set forth above upon the satisfaction of each of the following conditions, in each case in a manner and in form and substance satisfactory to the Administrative Agent (unless otherwise agreed to in writing by the Administrative Agent):

(a) The Borrowers shall have made a prepayment of the Term Loan in an aggregate amount equal to $19,000,000 where such prepayment shall be applied against the September 30, 2009 and the December 31, 2009 amortization payments required under Section 2.07 of the Credit Agreement; and

(b) Total Revolving Credit Outstanding shall not exceed the Revolving Credit Facility; and

(c) This Amendment shall have been duly executed and delivered by each of the Borrowers, Holdings, the Administrative Borrower, the Guarantors, the Administrative Agent and the Required Lenders and shall be in full force and effect; and

(d) The Administrative Agent shall have received a fully executed and effective Accession Agreement, dated as of the date hereof, by Cumberland Navigation Corp, Jessup Maritime Corp., Vedado Maritime Corp. and the Administrative Borrower in favor of the Administrative Agent and the Secured Parties; and

(e) The Administrative Agent shall have received favorable legal opinions (including, without limitation, local opinions), addressed to the Administrative Agent and the other Secured Parties, of counsel to the Loan Parties, as to matters requested by the Administrative Agent; and

(f) The Administrative Agent shall have received signed Officer’s Certificates, certified by a duly authorized officer of each Borrower and each Guarantor to be true and complete, (a) of the records of all corporate (or equivalent) action taken by such Borrower or such Guarantor to authorize (i) such Borrower’s or such Guarantor’s execution and delivery of this Amendment, and (ii) such Borrower’s and such Guarantor’s entry into and carrying out the terms of this Amendment and the Credit Agreement, as amended hereby, and (b) of the Organization Documents; and

(g) The Administrative Agent shall have received a signed Officer’s Certificate, certified by a duly authorized officer of Holdings to be true and complete, attaching true, correct and complete fully executed copies of each amendment, waiver and modification of each loan agreement evidencing the existing Indebtedness of certain Subsidiaries of the Loan Parties described on Schedule 7.02 of the Credit Agreement (including, without limitation, the various loan agreements among certain Subsidiaries of Holdings and The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd., Credit Suisse, AIG Commercial Equipment Finance, Inc, Commerzbank AG and Berenberg Bank.), together with each such loan agreement, as in effect immediately prior to the Amendment No. 1 Effective Date.

          (h) The Administrative Agent shall have received a Valuation for each Vessel, dated on or about February 20, 2009 indicating the Fair Market Value for such Vessel as of January 22, 2009 and issued by an Appraiser, at the expense of the Borrowers and any other vessel appraisals, audits or certifications reasonably requested by the Administrative Agent; and
(i) The Borrowers shall have paid all fees set forth in the Fee Letter, dated as of February 13, 2009, to the Administrative Agent for its own account and for the account of the Required Lenders as provided therein; and

(j) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers; and

(k) Since the Administrative Agent’s receipt of forecasts of the consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries (the “Projections”) on February 17, 2009, there shall have been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (other than the effect of any noncash impairment charges incurred during each fiscal year of Holdings and its Subsidiaries ending December 31, 2008 and December 31, 2009 in respect of any of Holdings’ or its Subsidiaries’ goodwill and Vessels), and there shall have been no material adverse change in the facts and information regarding the Loan Parties as presented to the Administrative Agent.

(l) The Projections continue to fairly present the projected results of the financial condition of TBS and its Subsidiaries during the periods provided therein.

(m) The Lenders shall have received satisfactory evidence that the Administrative Agent (for itself and the other Secured Parties) shall have a valid and perfected first priority Lien on all of the Collateral and other assets of the Loan Parties (including, without limitation, each of the Vessels).

(n) The Administrative Agent shall have received the Annual Deliverables.

(o) The Administrative Agent shall have received such other items, documents, agreements or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

Section 21.                                No Other Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

Section 22.                                Execution in Counterparts.  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

Section 23.                                Expenses.   Pursuant to 11.04 of the Credit Agreement, all costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not the transactions contemplated by this Amendment are consummated.

Section 24.                                Miscellaneous.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  This Amendment shall constitute one of the Loan Documents referred to in the Credit Agreement and any failure by any Loan Party to comply with the terms contained herein shall constitute an immediate Event of Default.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

The Borrowers:

ALBEMARLE MARITIME CORP.
ARDEN MARITIME CORP.
AVON MARITIME CORP.
BIRNAM MARITIME CORP.
BRISTOL MARITIME CORP.
CHESTER SHIPPING CORP.
CUMBERLAND NAVIGATION CORP.
DARBY NAVIGATION CORP.
DOVER MARITIME CORP.
ELROD MARITIME CORP.
EXETER SHIPPING CORP.
FRANKFORT MARITIME CORP.
GLENWOOD MARITIME CORP.
HANSEN SHIPPING CORP.
HARTLEY NAVIGATION CORP.
HENLEY MARITIME CORP.
HUDSON MARITIME CORP.
JESSUP MARITIME CORP.
MONTROSE MARITIME  CORP.
OLDCASTLE SHIPPING CORP.
QUENTIN NAVIGATION CORP.
RECTOR SHIPPING CORP.
REMSEN NAVIGATION CORP.
SHEFFIELD MARITIME CORP.
SHERMAN MARITIME CORP.
STERLING SHIPPING CORP.
STRATFORD SHIPPING CORP.
VEDADO MARITIME CORP.
VERNON MARITIME CORP.
WINDSOR MARITIME CORP.

By: /s/ Tara DeMakes
Name: Tara DeMakes
Title: Attorney-in-Fact

Holdings: TBS INTERNATIONAL LIMITED By: /s/ Tara DeMakes Name: Tara DeMakes Title: Attorney-in-Fact

The Administrative Borrower: TBS SHIPPING SERVICES INC. By: /s/ Tara DeMakes Name: Tara DeMakes Title: Secretary

The Administrative Agent: BANK OF AMERICA, N.A. By: /s/ Judith A. Huckins Name: Judith A. Huckins Title: Vice President

The Lenders: BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender By: /s/ Judith A. Huckins Name: Judith A. Huckins Title: Vice President

The Lenders (cont):

DVB GROUP MERCHANT BANK (ASIA) LTD.,
as co-Syndication Agent and a Lender
By: /s/ Evan D. Cohen        /s/ Martijn van Tuyl
Name: Evan D. Cohen    Martijn van Tuyl
Title: Senior Vice President

CITIBANK, N.A., as co-Syndication Agent and a Lender
By: /s/ Gilbert Torres
Name: Gilbert Torres
Title: Vice President

TD BANKNORTH, N.A., as Documentation Agent and a Lender
By: /s/ John Mercier
Name: John Mercier
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Steven B. Vitale
Name: Steven B. Vitale
Title: Director

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender
By: /s/ Thomas F Furst
Name: Thomas F. Furst
Title: Vice President

GUARANTY BANK, as a Lender
By: /s Jeremy Jackson
Name: Jeremy Jackson
Title: Vice President

MERRILL LYNCH COMMERCIAL FINANCE CORP., as a Lender
By: /s/ Phillip J. Salter
Name: Phillip J. Salter
Title: Vice President

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Michael P. McGovern
Name: Michael P. McGovern
Title: Vice President

COMERICA BANK, as a Lender
By: /s/ Sarune Baer
Name: Sarune Baer
Title: Vice President

TRISTATE CAPITAL BANK, as a Lender
By: /s/ Timothy A. Merriman
Name: Timothy A. Merriman
Title: Senior Vice President

GUARANTORS’ ACKNOWLEDGMENT

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement as amended; (c) acknowledge and confirm that the liens and security interests granted pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Encumbrances) that secure all of the Obligations on and after the date hereof; (d) acknowledges and agrees that, as of the date hereof, such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); and (e) acknowledges, affirms and agrees that, as of the date hereof, such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to any Administrative Agent or any Lender.
The Guarantors:

TBS U.S. ENTERPRISES LLC

By: TBS SHIPPING SERVICES INC., its sole member

By: /s/ Tara DeMakes
Name: Tara DeMakes
Title: Secretary

TBS ENERGY LOGISTICS L.P.
                                By:  TBS U.S. ENTERPRISES LLC, its general partner
                                By: TBS SHIPPING SERVICES INC., its sole member

By: /s/ Tara DeMakes
Name: Tara DeMakes
Title: Secretary

The Guarantors:

ROYMAR SHIP MANAGEMENT, INC.
TBS SHIPPING SERVICES INC.
AZALEA SHIPPING & CHARTERING, INC.
COMPASS CHARTERING CORP.

By: /s/ Tara DeMakes
Name: Tara DeMakes
Title: Secretary

TBS INTERNATIONAL LIMITED
WESTBROOK HOLDINGS LTD.
TRANSWORLD CARGO CARRIERS, S.A.
MERCURY MARINE LTD. (F/K/A TBS LOGISTICS LTD.)
TBS WORLDWIDE SERVICES INC.
BEEKMAN SHIPPING CORP.
FAIRFAX SHIPPING CORP.
LEAF SHIPPING CORP.
PACIFIC RIM SHIPPING CORP.
TBS AFRICAN VENTURES LIMITED
TBS EUROLINES, LTD.
TBS LATIN AMERICA LINER, LTD.
TBS MIDDLE EAST CARRIERS, LTD.
TBS NORTH AMERICA LINER LTD.
TBS OCEAN CARRIERS, LTD.
TBS PACIFIC LINER, LTD.
TBS WAREHOUSE & DISTRIBUTION GROUP LTD.
TBS WAREHOUSE & EQUIPMENT HOLDINGS LTD.
TBS LOGISTICS INCORPORATED
TBSI NEW SHP DEVELOPMENT CORP.
TBS MINING LIMITED

By: /s/ Tara DeMakes
Name: Tara DeMakes
Title: Attorney-in-Fact

EXHIBIT A
SCHEDULE 2.01(a)

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Term Commitment	Revolving Credit Commitment	Term Applicable Percentage	Revolving Credit Applicable Percentage
Bank of America, N.A.	$11,364,485.98	$12,710,281.20	14.953271025%	14.953272000%
DVB Group Merchant Bank (Asia) Ltd.	$11,364,485.98	$12,710,280.52	14.953271025%	14.953271200%
Citibank, N.A.	$9,943,925.23	$11,121,495.20	13.084112147%	13.084112000%
TD Banknorth N.A.	$9,943,925.23	$11,121,495.20	13.084112147%	13.084112000%
Keybank National Association	$8,523,364.49	$9,532,710.56	11.214953270%	11.214953600%
Capital One Leverage Finance Corp.	$5,682,242.99	$6,355,139.92	7.476635516%	7.476635200%
Guaranty Bank	$5,682,242.99	$6,355,139.92	7.476635516%	7.476635200%
Merrill Lynch Commercial Finance Corp.	$4,261,682.26	$4,766,355.28	5.607476653%	5.607476800%
Webster Bank National Association	$3,551,401.87	$3,971,962.28	4.672897193%	4.672896800%
Comerica Bank	$2,841,121.49	$3,177,569.96	3.738317754%	3.738317600%
Tristate Capital Bank	$2,841,121.49	$3,177,569.96	3.738317754%	3.738317600%
Total	$76,000,000.00*	$85,000,000.00*	100.000000000%	100.000000000%

*After the Amendment No. 1 Effective Date

    EXHIBIT B

    See attached